Exhibit 10.45

Trustwave Holdings Inc.
70 West Madison Street, Suite 1050
Chicago, IL 60602
July 13, 2011
Mr. Richard Kiphart
c/o William Blair & Company, L.L.C
222 West Adams Street
Chicago, Illinois 60606
Financial Technology Ventures II (Q), L.P.
Financial Technology Ventures II, L.P.
c/o Mr. Richard Garman
555 California Street, Suit 2900
San Francisco, California 94104
Dear Sirs:
     This letter shall confirm our agreement that you have agreed, subject to the terms hereof, to consent, and you will take all such necessary action to effect, (i) the conversion of all of the respective shares of the Series A Preferred Stock (the “Preferred Stock”) of Trustwave Holdings, Inc., a Delaware corporation (the “Company”) of which you are a beneficial owner into shares of the Company’s Common Stock on a share-for-share basis in connection with the initial public offering of the Company’s Common Stock in the manner and as contemplated by the Company’s Registration Statement on Form S-1 (SEC No. 333-173661) (the “IPO”) and (ii) an amendment to that certain Stockholders’ Agreement, dated as of March 14, 2005, by and among the Company and the investors named therein, as amended to the date hereof, and to the certain Investor Rights Agreement, dated March 14, 2005, by and among the Company and the investors named therein, as amended to the date hereof, to provide in each case that the IPO shall constitute a “Qualified Public Offering” as such term is used in such agreements (the “Amendments”). In consideration for such agreement, the Company has agreed to make a cash payment on account of such Preferred Stock in the aggregate amount of $7,822,023.67, of which Financial Technology Ventures II (Q), L.P and Financial Technology Ventures II, L.P. will receive in the aggregate $4,602,284.34 and Mr. Kiphart and those members of his immediate family who own shares of Preferred Stock will receive an aggregate of $3,219,739.33. The conversion of the Preferred Stock, which will be immediately followed by a one-for-four reverse stock split, and the related payments contemplated by this letter will be made on, and subject to, the substantially concurrent closing of the IPO. Each of the Amendments shall provide that it shall be effective upon the closing of the IPO.

     This letter agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed within the State of New York. This letter agreement may be executed in multiple counterparts (including by means of

70 W. Madison St.	Tel 312 873 7500
Suite 1050	Fax 312 443 8028
Chicago IL 60602	www.trustwave.com

Trustwave Holdings Inc.
70 West Madison Street, Suite 1050
Chicago, IL 60602
telecopied signature pages or electronic transmission in portable document format (pdf)), each of which shall be an original, but all of which together shall constitute one instrument. In addition, this letter agreement will terminate in the event the IPO is not consummated by October 31, 2011.
     Please indicate your agreement with the foregoing by executing this letter in the space provided
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70 W. Madison St.	Tel 312 873 7500
Suite 1050	Fax 312 443 8028
Chicago IL 60602	www.trustwave.com

Very truly yours,

/s/ Robert J. McCullen Robert J. McCullen
Chief Executive Officer & President

70 W. Madison St.	Tel 312 873 7500
Suite 1050	Fax 312 443 8028
Chicago IL 60602	www.trustwave.com

Agreed to and Authorized By:

Financial Technology Ventures II (Q), L.P.
By: Financial Technology Management, II, LLC

By:	/s/ Richard Garman Name: Richard Garman
Title: Managing Member

Financial Technology Ventures II, L.P.
By: Financial Technology Management, II, LLC

By:	/s/ Richard Garman Name: Richard Garman
Title: Managing Member

/s/ Richard P. Kiphart Richard Kiphart

70 W. Madison St.	Tel 312 873 7500
Suite 1050	Fax 312 443 8028
Chicago IL 60602	www.trustwave.com